================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     SCIENTIFIC MEASUREMENT SYSTEMS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                     SCIENTIFIC MEASUREMENT SYSTEMS, INC.
              2210 DENTON DRIVE, SUITE 106 . AUSTIN, TEXAS 78758
                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON THURSDAY, JANUARY 29, 1998

  The annual meeting of the shareholders of Scientific Measurement Systems, Inc., will be held at the Omni Hotel, 701 Brazos Street, Austin, Texas, on Thursday, January 29, 1998, at 8:00 a.m., Central Standard Time, for the following purposes:

    1.Electing directors for the ensuing year;

    2.Receiving the reports of officers; and

    3.Transacting such other business as properly may come before the meeting.

  The Board of Directors has fixed the close of trading on December 29, 1997, for the determination of the shareholders entitled to notice of and to vote at the meeting. Transferees acquiring shares after such date will not be entitled to vote such shares at the annual meeting, but will be provided copies of the Company's annual report to shareholders upon request.

  The annual report to shareholders for the fiscal year ended July 31, 1997, containing financial statements, is enclosed herewith.

  YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED SHAREHOLDER'S PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                          By order of the Board of Directors,

                                    [SIGNATURE OF HOWARD L. BURRIS APPEARS HERE]

                                          Howard L. Burris, President and Chief
                                           Executive Officer

Austin, Texas
January 5, 1998

                     SCIENTIFIC MEASUREMENT SYSTEMS, INC.
                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON JANUARY 29, 1998
                    SOLICITATION AND REVOCATION OF PROXIES

  The enclosed proxy is being solicited by the Management of the Company for use at the Annual Meeting of Shareholders to be held on January 29, 1998, and at any adjournment thereof. Any shareholder giving a proxy has the power to revoke it by giving notice to the Company in writing, or in open meeting before any vote is taken. The shares represented by the enclosed proxy (if the proxy is properly signed and received by the Company prior to the time of the meeting) will be voted in accordance with the instructions noted thereon or, if no instructions are indicated, it will be voted for the election as directors of the Management nominees named in this Proxy Statement, and for the approval of appointment of auditors. The expense of making the solicitation will consist of preparing and mailing the proxies and proxy statements and the charges and expenses of brokerage houses and other custodians, nominees, or fiduciaries for forwarding documents to security owners. These are the only contemplated expenses of solicitation and will be paid by the Company.

                                 VOTING RIGHTS

  The shareholders of record of the Company's outstanding $0.05 par value common shares (the "Common Stock"), at the close of trading on December 29, 1997, are entitled to vote on matters to come before the meeting. On that date, there were issued and outstanding 21,114,468 shares of Common Stock. Management has no knowledge of any contemplated warrant or option exercises and does not expect any such exercises prior to the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to vote.

                             ELECTION OF DIRECTORS
                            (Item A on Proxy Card)

CURRENT DIRECTORS

  The current members of the Board of Directors are as follows:

DIRECTORS                    POSITION WITH THE COMPANY  AGE YEAR BECAME DIRECTOR
---------                    -------------------------  --- --------------------
Howard L. Burris, Jr. ...... Director, President, Chief  48         1996
                             Executive Officer
Dr. Larry Secrest........... Chairman of the Board       56         1986
Burton W. Kanter............ Director                    67         1985
James W. Kenney............. Director                    56         1986
Phillips A. Moore .......... Director                    51         1987
Dr. Thomas Prud'homme....... Director                    67         1990
Nancy Woodward.............. Director                    41         1995

NOMINEES

  In accordance with the Company's Bylaws, the Board of Directors has established the number of directors at nine. Six of the seven current directors, Howard L. Burris, Jr., Dr. Larry Secrest, Burton W. Kanter, James
W. Kenney, Phillips A. Moore and Dr. Thomas Prud'homme, have agreed to stand for re-election. The Board of Directors proposes the election of all six of the current directors who have agreed to stand for reelection thus resulting in the nomination of persons to fill six of the nine positions at this meeting. The Board does not have any present intent to fill the resulting vacancies and, therefore, does not intend to present any additional nominees at this meeting. In addition, the Company has not been notified that any third party intends to present nominees to fill the vacancies at this meeting.

  It is intended that proxies received by the Company in response to this solicitation will be voted in accordance with the instructions noted thereon or, if no instructions are indicated, in favor of the election of all of the persons named in the table set forth above to be directors of the Company for a term of one year and until their successors are elected and qualified.

  While Management has no reason to believe that any of its nominees for director will, prior to the date of the meeting, refuse or be unable to accept the nomination, should any person so refuse or become unable to accept, it is the intention of the persons named in the proxy to vote for such other person for the office of director as Management may recommend.

BACKGROUND OF NOMINEES

  Howard L. Burris, Jr. has served as President and Chief Executive Officer of the Company since October 1997. Since 1989 he has also served as the Chairman of the Board of Applied-Machine Tool Technology, Inc., a Texas corporation ("AMTT") and is currently its principal stockholder. He purchased the assets of AMTT's predecessor company in 1989 and has been actively involved in the turnaround of AMTT since that time. Prior to his involvement with AMTT, Mr. Burris worked successfully in real estate and oil and gas investments. Mr. Burris developed and sold over 480 single family homesites at Jester Estates in Austin, Texas; purchased and arranged permanent, fixed rate financing for a 201,500 square foot office building in California; was a working interest partner in over 180 oil and gas properties located in Texas, Louisiana, and West Virginia; and was a co-partner and investor in a local cable television business. Prior to his real estate and oil and gas activities, Mr. Burris was a director and stockholder in Bandargaz Chemical Company, Inc., which was the Joint Venture Partner of Dow Chemical Company in Iran from 1976 until 1979. Mr. Burris holds a Master of Business Administration Degree from the University of Texas at Austin and a Bachelor of Arts degree in History from Princeton University.

  Dr. Larry Secrest currently serves as Chairman of the Board of the Company. He joined the Company in January 1986 and served as its President and Chief Executive Officer from 1986 through July 1997. Since the latter part of 1994, Dr. Secrest also has served as Chairman of the Board of Hydrolab Corporation and since July 1997 also serves as its President and Chief Executive Officer. During the period from 1982 through 1985 he served as an advisor and consultant for strategic planning and venture management; first, as owner of Secrest & Associates from September 1982 through September 1984; and subsequently, as a member of Ozark Research Group, from October 1984 through December 1985. Dr. Secrest holds a B.A. from Tulane University and an M.B.A. from the Wharton School of Business. He received an interdisciplinary Ph.D. in Management, Business and Public Affairs from The University of Texas at Austin in 1971. During 1971-72 he served as visiting Fulbright Research Professor at Keio University in Tokyo, Japan.

  Burton W. Kanter was elected to the Board in August 1985. Mr. Kanter is a lawyer specializing in federal income tax matters, formerly attorney-advisor to the Tax Court of the United States, author of numerous articles in the field of federal income taxation and a member of the faculty of the University of Chicago Law School. He was a partner in the Chicago law firm of Kanter & Eisenberg from May 1979 to January 1986. Since that time, he has served as counsel to the successor firm of Neal Gerber & Eisenberg. He is a Director of Logic Devices, Inc., HealthCare COMPARE Corp., Walnut Financial Services, Inc., Channel America LPTV Holdings, Inc, and Power-Cell, Inc., plus many private companies. He is also Chairman of Chicago Holding, Inc., a private investment company. Mr. Kanter is formerly a member of the Board of Directors of the University of Chicago School of Biological Sciences and the Pritzker Medical School. He is a member of the visiting Committee of the Art School of the University of Chicago, and is presently a member of the Board of Directors of a number of public charitable organizations, including the Museum of Contemporary Art of Chicago, the Chicago International Film Festival, and the Film Department of the Art Institute of Chicago.

  James W. Kenney was elected to the Board of Directors in March 1986. He currently is associated with San Jacinto Securities, Inc. as Executive Vice President and owner. From February 1992 until September 1993, he was Vice President of Investments for Renaissance Capital, a fund manager, and from October 1989 until February 1992, he was Executive Vice President of Capital Institutional Services, Inc. In addition, he once served as an Executive Vice President for a full-service securities brokerage firm that was the managing underwriter for the initial public offering of the Company in March 1985. Mr. Kenney also serves as a member of the Board of Directors of Consolidated Health Care Associates, Inc., Industrial Holdings, Inc., Tecnol Medical Products, Inc. and Tricom Corporation. Mr. Kenney received a B.B.A. in Economics from the University of Colorado in 1964.

  Phillips A. Moore was elected to the Board in January 1987, and is currently a consultant to PRESBYNET/ECUNET, a project to develop a global telecommunication system for churches. Until June 1991, Mr. Moore was Chairman of PSN Corporation, Avon, Connecticut, a firm that develops and sells comprehensive electronic communications systems to industry. Prior to that position, Mr. Moore served as President of NWI, Inc., and as Vice President, Product Development, for Sony Corporation. He has extensive experience in high technology product development and marketing.

  Dr. Thomas Prud'homme has been Vice President for Technology of Thermo Instrument Systems since 1994. In addition, he currently serves on the Board of Directors of Austin American Technology. From 1990 until March 1994, Dr. Prud'homme was Vice President for Technology of a division of Baker, Hughes, Inc. Dr. Prud'homme co-founded a research company 34 years ago and led the firm through three changes in ownership to become a highly successful instrumentation company. After teaching mathematics and physics at The University of Texas at Austin, he was employed as Research Scientist in applied nucleonic techniques by Magnolia Petroleum Co. (now Mobil Oil Co.). Dr. Prud'homme is the author of 22 publications and is very active in professional and community affairs. He serves on a number of Boards of Directors and Advisory Committees and is an officer of a family-owned business, Amal Oil Company. Dr. Prud'homme holds a B.S. degree in Physics/Mathematics from Spring Hill College and M.A. and Ph.D. degrees from The University of Texas at Austin.

BACKGROUND OF OTHER CURRENT DIRECTOR

  Nancy Woodward was first elected to the Board of Directors in December 1995. She is the founder and Chairman of the Board of Pervasive Software, Inc. Previously, she served as Vice President and General Manager for Novell, Inc., a company which develops and markets databased products and software developer support programs. Ms. Woodward also co-founded and served as President and Chief Executive Officer of SoftCraft, Inc., a company which created and marketed database programming tools for software developers. In 1991, Ms. Woodward was recognized as Austin's Entrepreneur of the Year. Nancy Woodward holds a B.S. degree in Computer Science from the University of Michigan.

OTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

  All directors who are elected will hold office until the next annual meeting of shareholders or the election and qualification of their successors; officers serve at the pleasure of the Board of Directors. The number of directors authorized by the Bylaws is not fewer than seven nor more than twelve, as determined by the Board of Directors.

  During the fiscal year ended July 31, 1997, the Board of Directors of the Company met eight times. Each nominee then in office attended at least 75% of the aggregate number of meetings of the Board of Directors, and of committees on which each such person served, held during the Company's 1997 fiscal year.

COMMITTEES OF THE BOARD

Audit Committee

  The Audit Committee is comprised of Directors Kenney (chair), Moore and Burris, and is charged with overseeing the Company's accounting and finance activities. The Audit Committee met four times during fiscal year 1997.

Compensation Committee

  The Compensation Committee consists of Directors Woodward (chair) and Moore. The Compensation Committee develops and monitors the Company's management compensation activities, including the award of stock options. The Compensation Committee met four times during fiscal year 1997.

Finance Committee

  The Finance Committee consists of Directors Prud'homme (chair), Kenney, Kanter, Secrest and Burris. The Finance Committee met two times during fiscal year 1997.

                              EXECUTIVE OFFICERS

  The following information relates to executive officers of the Company who are not directors:

OFFICER                          POSITION WITH THE COMPANY          AGE YEAR BECAME OFFICER
-------                          -------------------------          --- -------------------
Dr. Forrest F. Hopkins.. Vice President of Research and Development  51        1979
                         and Secretary
Dan Matthews............ Vice President of Operations                47        1996
Matthew Gutierrez....... Vice President of Marketing and Sales       33        1997

BACKGROUND OF OFFICERS

  Forrest F. Hopkins, Ph.D., Vice President of Research and Development has been a Director or a Vice President of the Company since July 1979. He chose not to stand for reelection to the Board in 1986 to permit the addition of other outside participants. Dr. Hopkins has extensive experience in the development of tomographic hardware and image reconstruction algorithms. He received a B.S. in Physics in 1969 and a Ph.D. in Physics in 1972, both from The University of Texas at Austin.

  Dan Matthews, Vice President of Operations, has extensive experience in plant engineering, computer and field instrument manufacturing, and project operations. In his project operations role, he gained a strong working knowledge of international sales, sales support and project deliveries. His most recent experience has been as Manager of World Wide Project Operations for an Asea Brown Boveri business unit that designed, manufactured and delivered X-Ray and Isotope gauges. Mr. Matthews has also managed a Field Service Unit as well as Installation and Commissioning teams. Mr. Matthews earned a Business degree from Texas Tech University in 1974 and Electrical Engineering degree in 1982.

  Matthew R. Gutierrez, Vice President of Marketing and Sales, joined the Company in 1997. Mr. Gutierrez oversees the Company's worldwide marketing and sales efforts, including management of its sales representatives. Before joining the Company, Mr. Gutierrez most recently served as Vice President of Marketing at Ross Technologies, Inc. a subsidiary of Fujitsu Ltd., which designs, manufactures and markets high-performance semiconductors and computer workstation/server products. Prior to joining Ross Technologies, Mr. Gutierrez worked in a variety of engineering capacities at General Motors Corporation's Tech Center, including test and design. Mr. Gutierrez holds a B.S. in Electrical Engineering from GMI Engineering and Management Institute and an M.S. in Electrical Engineering from the University of Texas at Austin.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table presents, as of December 1, 1997, beneficial Common Stock ownership of (1) each of the directors and nominees owning shares Of Common Stock of the Company; and (2) all directors, officers and nominees for director of the Company as a group. The Company knows of no individuals who are not directors of the Company who are beneficial owners of more than 5% of the Company's Common Stock.

                                                                        PERCENT
                                                 AMOUNT AND NATURE OF     OF
NAME AND ADDRESS OF BENEFICIAL OWNER            BENEFICIAL OWNERSHIP(1)  CLASS
------------------------------------            ----------------------  -------
Howard L. Burris, Jr. .........................       1,944,341(2)       9.18%
Scientific Measurement Systems, Inc.
2210 Denton Drive, Suite 106
Austin, Texas 78758
Larry Secrest..................................       1,203,160(3)       5.59%
Scientific Measurement Systems, Inc.
2210 Denton Drive, Suite 106
Austin, Texas 78758
Burton W. Kanter...............................         190,000(4)         *
Neal, Gerber & Eisenberg
Two North LaSalle Street
Chicago, Illinois 60602
James W. Kenney................................          75,000(5)         *
Brittany Associates
3030 Canton
Dallas, Texas 75226
Phillips A. Moore..............................          75,000(5)         *
61 Sunnybrook
Avon, Connecticut 06001
Thomas Prud'homme..............................          75,000(5)         *
Envirotech
5914 West Courtyard Drive, Suite 300
Austin, Texas 78730-5024
Nancy Woodward.................................         150,000            *
Pervasive Software, Inc.
8834 Capital of Texas Highway North,
Suite 300
Austin, Texas 78759
Forrest Hopkins................................         564,186(6)       2.64%
Scientific Measurement Systems, Inc.
2210 Denton Drive, Suite 106
Austin, Texas 78758
Matt Gutierrez.................................             --             *
Scientific Measurement Systems, Inc.
2210 Denton Drive, Suite 106
Austin, Texas 78758
Dan Matthews...................................          83,333(7)         *
Scientific Measurement Systems, Inc.
2210 Denton Drive,Suite 106
Austin, Texas 78758
All Directors, Officers and Nominees as a
Group (10 persons).............................       4,126,687          18.5%

--------
*  Less than 1%.
(1) Shares of Common Stock that are not outstanding but that can be acquired by a person within 60 days upon exercise of an option or similar right are included in the number of shares beneficially owned and in computing the percentage for such person but are not included in the number of shares beneficially owned and in computing the percentage for any other person.
(2) Includes shares underlying options to purchase 75,000 shares of Common Stock, all of which are immediately exercisable.
(3) Includes shares underlying options to purchase 421,607 shares of Common Stock, 354,940 of which are immediately exercisable, and 66,667 of which are exercisable within the next 60 days.
(4) Includes 65,000 shares of Common Stock which are held solely as Trustee for Hi-Chicago Trust, an irrevocable trust, as to which Mr. Kanter disclaims any beneficial interest, and includes shares underlying options to purchase 125,000 shares of Common Stock, all of which are immediately exercisable.
(5) Includes shares underlying options to purchase 75,000 shares of Common Stock, all of which are immediately exercisable.
(6) Includes shares underlying options to purchase 254,138 shares of Common Stock, 220,804 of which are immediately exercisable, and 33,334 of which are exercisable within the next 60 days.
(7) Includes shares underlying options to purchase 83,333 shares of Common Stock, all of which are immediately exercisable.

                                 COMPENSATION

EXECUTIVE OFFICERS' COMPENSATION

  The following table shows the cash compensation paid by the Company, as well as certain other compensation, for the Company's Chief Executive Officer for fiscal years 1997, 1996 and 1995 and for John Steude, the Company's former Vice President of Sales for fiscal year 1997. No other officers were paid compensation in fiscal 1997 in excess of $100,000.

                          SUMMARY COMPENSATION TABLE

                                    ANNUAL COMPENSATION                  LONG TERM
                         --------------------------------------------   COMPENSATION
        NAME AND                                       OTHER ANNUAL        AWARDS
   PRINCIPAL POSITION    YEAR    SALARY ($) BONUS ($) COMPENSATION(1) OPTIONS/SARS (#)
   ------------------    ----    ---------- --------- --------------- ----------------
Larry Secrest........... 1997(2)  $120,000     -0-        $8,273            -0-
 President and           1996     $ 63,631     -0-        $8,273            -0-
 Chief Executive Officer 1995     $ 54,608     -0-        $8,787            -0-
John Steude............. 1997     $106,112     -0-           -0-            -0-
 Vice President of Sales

--------
(1) Consists of an automobile allowance of $500 per month and group hospitalization individual coverage.
(2) On October 13, 1997, the Board of Directors elected Howard L. Burris as the Company's President and Chief Executive Officer. Mr. Burris receives an annual salary of $130,000. As of September 1, 1997, Dr. Secrest's annual salary is $50,000.

DIRECTORS' COMPENSATION

  On August 26, 1996 outside directors received stock options to purchase 75,000 shares of Common Stock at the then fair market value of $.86 per share.

                             CERTAIN TRANSACTIONS

  1. In fiscal 1997, Mr. Howard Burris transferred scanning equipment, with a value of $85,000, to the Company in exchange for 500,000 shares of Common Stock at $.17 per share, the fair market value of the shares on the date of the exchange.

  2. In fiscal 1995, the Company borrowed $90,000 from Mr. Howard Burris. To evidence the loan, the Company executed unsecured promissory notes dated May 8, 1995, May 31, 1995, and June 16, 1995 in the original principal amounts of $50,000, $30,000 and $10,000 respectively. In March 1996, such notes were converted into 1,604,341 shares of the Company's Common Stock.

                                 ANNUAL REPORT

  The Company's 1997 Annual Report to Shareholders is being mailed to Shareholders with this proxy statement. The Annual Report is not part of the proxy solicitation materials.

                       TIMELINESS OF CERTAIN SEC FILINGS

  Based on information available to it, the Company is not aware that any officer, director or beneficial owner of 10% or more of the Company's Common Stock failed during fiscal year 1997 to file, on a timely basis, reports required by Section 16(a) of the Securities Exchange Act of 1934, other than Larry Secrest, Forrest Hopkins and Gary Kofnovec (the Company's former Chief Financial Officer), each of whom failed to file timely one Form 4, and John Steude (the Company's former Vice President of Sales), who failed to file two Form 4s.

                                 OTHER MATTERS

  The Company has received no notice of any other items submitted for consideration at the meeting and except for reports of operations and activities by Management, which are for informational purposes only and require no action of approval or disapproval, and consideration of the minutes of the preceding annual meeting for approval, which may involve technical corrections to the text where actions taken were incorrectly recorded, but which require no action of approval or disapproval of the subject matter, Management neither knows of nor contemplates any other business that will be presented for action by the shareholders at the meeting. If any further business is properly presented at the meeting, the persons named as proxies will act in their discretion on behalf of the shareholders they represent.

  The next annual meeting of shareholders is expected to be held on or about December 10, 1998. Any shareholder proposal intended to be presented at the next annual meeting of shareholders must be received by the Company for inclusion in the Company's proxy materials by July 1, 1998.

  Please complete, date, and sign the enclosed proxy and return it promptly in the enclosed reply envelope. No postage is required if mailed in the United States.

  THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, FOR THE FISCAL YEAR ENDED JULY 31, 1997. ANY SUCH WRITTEN REQUEST SHOULD BE ADDRESSED TO RICHARD MCCOPPIN, CONTROLLER, SCIENTIFIC MEASUREMENT SYSTEMS, INC., 2210 DENTON DRIVE, SUITE 106, AUSTIN, TEXAS 78758.

                                          By Order of the Board of Directors,

                                    [SIGNATURE OF HOWARD L. BURRIS APPEARS HERE]

                                          Howard L. Burris, President and Chief
                                           Executive Officer

Austin, Texas
January 8, 1998

                     SCIENTIFIC MEASUREMENT SYSTEMS, INC.
                THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT
P
     The undersigned common stock shareholder of Scientific Measurement Systems, Inc. acknowledges receipt of the Notice of Annual Meeting of the Company to
R be held on Thursday, January 29, 1998, and attached proxy statement, and appoints Howard L. Burris, Jr. and Dr. Thomas Prud'homme and each of them the attorneys of the undersigned, with power of substitution, for and in
O the name of the undersigned, to vote as proxies for the undersigned according to the number of shares of common stock the undersigned would be entitled to vote if then personally present at the annual meeting of
X shareholders of the Company to be held at the Omni Hotel, 701 Brazos Street, Austin, Texas, at 8:00 a.m. Central Standard Time on said date or at any adjournments thereof, and to vote all shares of common stock of the
Y Company held by the undersigned and entitled to be voted upon the following matters:

     1. Election of Directors, Nominees: Howard L. Burris, Jr.; Burton W. Kanter; James W. Kenney; Phillips A. Moore; Dr. Thomas Prud'homme; Dr. Larry Secrest.

     2. See Reverse Side

     You may specify your choices by marking the boxes on the reverse side, but you do not need to mark any boxes if you want to vote as recommended by the Company's Board of Directors. The proxies cannot vote your shares unless you sign and return this proxy card.

                                                               See Reverse Side

_____                                                            _____
              SCIENTIFIC MEASUREMENT SYSTEMS, INC.           SHARES IN YOUR NAME
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.     [X]

[                                                                              ]

1. Election of Directors (See Reverse)                                   For All
                                                        For   Withheld   Except
                                                        [_]     [_]       [_]

                                                        ________________________
                                                           Nominee Exception

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
                                                        For   Against    Abstain
                                                        [_]     [_]        [_]

 [_] Check if Change of Address.

Please sign exactly as name is registered under the plan and appears above.

Signature _____________________________________________ Date____________________